Exhibit 99.3

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As of June 30, 2026

For the Six Months Ended June 30, 2026 and the Year Ended December 31, 2025

(Unaudited)

Introduction

On July 16, 2026, Jasper Therapeutics, Inc. (the “Company” or “Jasper”) acquired Kira Pharmaceuticals (“Kira”), a Cayman Islands exempted company, in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Kira. Pursuant to the Merger Agreement, Kira merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), the Company issued to the shareholders of Kira an aggregate of (i) 5,195,009 shares (the “Merger Shares”) of voting common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) 4,644,977 shares of non-voting convertible preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), each share of which is convertible into 61 shares of Common Stock, subject to certain conditions. Additionally, each option to purchase Kira ordinary shares was assumed by the Company and was converted into options to purchase an aggregate of 392,791 shares of Common Stock and an aggregate of 351,201 shares of Preferred Stock. Additionally, a total of 254,462 shares of Preferred Stock were issued to the holders of Company SAFEs (as defined in the Merger Agreement).

Concurrently with the execution of the Merger Agreement, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell an aggregate of 4,655,951 shares of Preferred Stock (the “PIPE Securities”) for an aggregate purchase price of approximately $132.0 million (the “Financing”). The Financing closed on July 20, 2026.

Pursuant to the Merger Agreement and the Purchase Agreement, the Company will hold a shareholders’ meeting to submit the following matters to its shareholders for their consideration:   (i) the approval, in accordance with the rules of The Nasdaq Stock Market LLC, of the conversion of the Preferred Stock issued pursuant to the Merger Agreement and to be issued pursuant to the Purchase Agreement into shares of Common Stock (the “Conversion Proposal”), (ii) the ratification of the appointment of Patrick Crutcher to the Board of Directors of the Company (the “Board”), and (iii) the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all Preferred Stock and PIPE Securities issued or reserved for issuance pursuant to the Merger Agreement and the Purchase Agreement, respectively, into Common Stock in accordance with the terms of the Certificate of Designation (as defined in the Merger Agreement).

Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, pursuant to which the Company is required to file a resale registration statement with respect to the shares of Common Stock issuable upon conversion of the PIPE Securities within 90 calendar days.

Concurrently with the execution of the Merger Agreement, the Company entered into a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock of record immediately prior to the Closing is entitled to one (1) contractual contingent value right (each, a “CVR”) for each share of Common Stock held. Each CVR entitles the holder to receive a pro-rata portion of $30.0 million if the United States Food and Drug Administration issues a Priority Review Voucher (as defined in the CVR Agreement) in connection with briquilimab on or prior to December 31, 2028.

On July 13, 2026, Kira entered into a License Agreement with Mirador Therapeutics, Inc. (“Mirador”), pursuant to which Kira granted Mirador an exclusive, worldwide, royalty-bearing license to KP-301 and KP-402 (the “Mirador License Agreement”). Under the terms of the Mirador License Agreement, Mirador agreed to pay Kira an upfront payment of $12.0 million and a payment of $8.0 million upon delivery of drug substance and compound to Mirador, as well as potential development milestone payments of up to $108.5 million, commercial milestone payments of up to $350.0 million, and tiered royalties. The Mirador License Agreement was entered into in contemplation of the Merger and the Financing, and Mirador participated as an investor in the Financing. The Company acquired the rights and receivables under the Mirador License Agreement as part of the Merger. As the Mirador License Agreement was entered into on July 13, 2026, after the date of the historical Kira balance sheets included in this filing, the pro forma financial information gives effect to the Mirador License Agreement as a transaction adjustment.

The following unaudited pro forma condensed combined financial information of the Company is presented to illustrate the estimated effects of (1) the Merger, (2) the Financing, (3) the CVR Agreement  and (4) the Mirador License Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 combine the historical statements of operations of the Company and Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following historical consolidated financial statements and notes:

●	the audited consolidated financial statements of the Company as of December 31, 2025 and for the year then ended included in the Annual Report on Form 10-K for the year ended December 31, 2025;

●	the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2026 included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026;

●	the audited financial statements of Kira as of December 31, 2025 and 2024 and for the years then ended filed as Exhibit 99.1 to this Current Report on Form 8-K/A; and

●	the unaudited financial statements of Kira as of and for the six months ended June 30, 2026 filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC on May 20, 2020, and presents the historical financial position and results of operations of the Company and Kira, adjusted to give effect to (i) the Merger, (ii) the Financing, (iii) the CVR distribution and (iv) the Mirador License Agreement, described in the notes below.

The unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is based upon available information and assumptions made by management that we believe are reasonable. Actual adjustments may differ materially. The pro forma financial information does not purport to represent what the results of operations would have been had these transactions actually occurred on the dates indicated, nor does it purport to project results for any future period. The pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings.

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

(in thousands, except share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments	Other Transaction Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,314	$10,685	$124,829	$-	(A)	$142,828
Mirador receivable	-	-	-	12,000	(E)	12,000
Material deliverable to Mirador	-	-	-	7,995	(J)	7,995
Restricted cash, current	417	-	-	-		417
Prepaid expenses and other current assets	3,840	576	-	-		4,416
Total current assets	11,571	11,261	124,829	19,995		167,656

Property and equipment, net	60	8	-	-		68
Operating lease right-of-use assets	128	25	-	-		153
Other non-current assets	43	351	-	-		394
Total assets	$11,802	$11,645	$124,829	$19,995		$168,271

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,778	4,232	-	-		7,010
Accrued expenses and other current liabilities	4,797	737	-	1,500	(K)	8,375
			1,341		(L)
Current portion of operating lease liabilities	270	28	-	-		298
SAFE liabilities	-	7,214	(7,214)	-	(H)
Total current liabilities	7,845	12,211	(5,873)	1,500		15,683

Warrant liability	2,544	-	-	-		2,544
CVR obligation	-	-	1,900	-	(I)	1,900
Other non-current liabilities	-	1,294	-	-		1,294
Total liabilities	10,389	13,505	(3,973)	1,500		21,421

Commitments and contingencies
Convertible Preferred Stock	-	-	124,829	-	(A)	263,742
			120,418	-	(B)
				18,495	(F)
Options for convertible preferred stock	-	-	4,654	-	(G)	4,654
Total Convertible Preferred Stock	-	-	249,901	18,495		268,396

Stockholders’ equity (deficit):
Preferred stock	-	37	(37)	-	(H)	-
Common stock	3	276	(276)	-	(H)	4
			1	-	(C)
Additional paid-in capital	322,014	181,979	(181,979)	-	(H)	324,219
			4,020	-	(C)
			(1,900)		(I)
			85	-	(G)
Accumulated deficit	(320,604)	(184,172)	184,172	-	(H)	(445,769)
			(125,165)	-	(D)
Accumulated other comprehensive income	-	20	(20)	-	(H)	-
Total stockholders’ equity (deficit)	1,413	(1,860)	(121,099)	-		(121,546)

Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$11,802	$11,645	$124,829	$19,995		$168,271

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments		Other Transaction Adjustments	Note 4	Pro Forma Combined
Operating expenses:
Acquired in-process research and development	$-	$-		$125,165		(D)	$126,665
					1,500	(K)
Research and development	63,104	909		-			64,013
General and administrative	20,779	1,501		-			22,280
Total operating expenses	83,883	2,410		125,165	1,500		212,958
Loss from operations	(83,883)	(2,410)		(125,165)	(1,500)		(212,958)

Other income (expense):
Interest income (expense), net	1,741	-		-			1,741
Change in fair value of warrant liability	8,528	-		-			8,528
Gain on accounts payable settlement	-	2,027		-			2,027
Loss from issuance and remeasurement of convertible note at fair value	-	(3,950)		-			(3,950)
Other income (expense), net	(2,187)	220		-			(1,967)
Provision for income taxes	-	(258)		-		(M)	(258)
Total other income (expense), net	8,082	(1,961)		-	-		6,121

Net loss	$(75,801)	$(4,371)		$(125,165)	(1,500)		$(206,837)

Other comprehensive loss
Foreign currency translation adjustment, net of tax	-	(416)		-	-		(416)
Total comprehensive loss	$(75,801)	$(4,787)		$(125,165)	(1,500)		$(207,253)

Net loss per share attributable to common stockholders, basic and diluted	$(3.95)		$				$(0.34)

Weighted average shares outstanding, basic and diluted	19,168,110					(N)	607,242,129

JASPER THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	Jasper Historical	Kira Historical	Merger Related Transaction Adjustments		Note 4	Pro Forma Combined
Operating expenses:
Research and development	$10,949	$1,187		$-		$12,136
General and administrative	9,210	1,253		-		10,463
Acquired in-process research and development expense	-	139		-		139
Total operating expenses	20,159	2,579		-		22,738
Loss from operations	(20,159)	(2,579)		-		(22,738)

Other income, net:
Interest income	246	-		-		246
Change in fair value of warrant liability	13,620	-		-		13,620
Gain on accounts payable settlement	-	1,327		-		1,327
Loss on issuance of SAFEs	-	(2,164)		-		(2,164)
Other income, net	2,359	85		-		2,444
Provision for income taxes	-	(87)		-	(M)	(87)
Total other income, net	16,225	(839)		-		15,386

Net loss	$(3,934)	$(3,418)		$-		(7,352)

Other comprehensive loss
Foreign currency translation adjustment, net of tax	-	(151)		-		(151)
Total comprehensive loss	$(3,934)	$(3,569)		$-		$(7,503)

Net loss per share attributable to common stockholders, basic and diluted	$(0.14)		$			$(0.01)

Weighted average shares outstanding, basic and diluted	28,696,937				(N)	616,771,573

NOTE 1 — DESCRIPTION OF TRANSACTIONS

Merger Related Transactions

Merger Transaction

On July 16, 2026, Jasper Therapeutics, Inc. (the “Company” or “Jasper”) acquired Kira Pharmaceuticals (“Kira”) in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Kira merged with and into the Company (the “Merger”). The Company issued to the shareholders of Kira an aggregate of (i) 5,195,009 shares of Common Stock and (ii) 4,644,977 shares of Preferred Stock as merger consideration. Each option to purchase Kira ordinary shares was assumed and converted into options to purchase an aggregate of 392,791 shares of Common Stock and an aggregate of 351,201 shares of Preferred Stock. A total of 254,462 shares of Preferred Stock were issued to the holders of Company SAFEs.

Financing

Concurrently with the execution of the Merger Agreement, the Company entered into the Purchase Agreement, pursuant to which the Company agreed to sell an aggregate of 4,655,951 shares of Preferred Stock for an aggregate cash purchase price of approximately $132.0 million.

Contingent Value Rights

Concurrently with the execution of the Merger Agreement, the Company entered into a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock of record immediately prior to the closing of the Merger is entitled to one (1) contingent value right (each, a “CVR”), for each share of Common Stock held. Each CVR entitles the holder to receive a pro-rata portion of $30.0 million if the United States Food and Drug Administration issues a Priority Review Voucher in connection with briquilimab on or prior to December 31, 2028.

Other Transactions

Mirador License Agreement

On July 13, 2026, Kira entered into a License Agreement with Mirador Therapeutics, Inc. (“Mirador”), pursuant to which Kira granted Mirador an exclusive, worldwide, royalty-bearing license to KP-301 and KP-402 (the “Mirador License Agreement”). Under the terms of the Mirador License Agreement, Mirador agreed to pay Kira (i) an upfront payment of $12.0 million and (ii) $8.0 million upon delivery of drug substance and compound to Mirador, as well as potential development milestone payments of up to $108.5 million, commercial milestone payments of up to $350.0 million, and tiered royalties (the “Mirador Contingent Rights”).

University of Pennsylvania License Agreement Amendment

On July 9, 2026, Kira executed the Third Amendment to the License Agreement (the “Third Amendment”) pursuant to the license agreement between Kira and The Trustees of the University of Pennsylvania (the “Penn License Agreement”). The terms of the Penn License Agreement and the Third Amendment include a fee under certain events defined as a change of control of Kira (the “Change in Control Fee”). Third Amendment established a minimum Change of Control Fee of $1.5 million. The Merger qualifies as a change of control as defined in the Third Amendment.

NOTE 2 — BASIS OF PRESENTATION

The Merger is accounted for as an asset acquisition by the Company of Kira under ASC 805, Business Combinations. The Company performed an initial screen test under ASC 805-10-55-5A and concluded the screen test was not met as gross assets acquired included, in addition to IPR&D programs, the rights to receive an upfront fee and a payment for materials deliverable to Mirador pursuant to the Mirador License Agreement, which constitute separately identifiable financial assets not similar to the IPR&D programs. Because the screen test was not met, a full assessment was performed under ASC 805-10-55-5D. The Company concluded that the acquired set did not include the substantive processes or assembled workforce capable of producing outputs. Accordingly, the Merger is accounted for as an asset acquisition under ASC 805-50. No goodwill is recognized. Acquired IPR&D that has no alternative future use is expensed at the acquisition date in accordance with ASC 730-10-25-1.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 combine the historical statements of operations of the Company and Kira, giving effect to the Merger, the Financing, the CVR distribution and the Mirador License Agreement as if they had occurred on January 1, 2025.

The adjustments attributable to the Merger, the Financing and the CVR’s (the “Merger Related Transaction Adjustments”) and the adjustments attributable to the Mirador License Agreement (the “Other Transaction Adjustments”), collectively (the “pro forma adjustments”), are based on currently available information and assumptions the Company believes are reasonable and are considered preliminary. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The pro forma adjustments do not reflect any anticipated synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred.

NOTE 3  — ESTIMATED CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION

The estimated fair value of the consideration transferred was approximately $149.0 million, inclusive of the estimated Company transaction costs in connection with the Merger is summarized as follows (in thousands):

Amounts
Common stock	$4,021
Preferred stock	138,913
Assumption of Kira options	4,739
Estimated transaction costs	1,341
Total consideration transferred	$149,014

The preliminary estimated fair value consideration was based on the (i) common shares issued, multiplied by $0.774 which represents the closing price as reported on the Nasdaq Capital Market on July 16, 2026, (ii) the aggregate preferred shares issued (as converted to common shares), multiplied by $0.465 which represents the as converted price from the Financing, (iii) the estimated fair value of the Kira stock options exchanged for stock options of the Company and (iv) the estimated transaction costs.

The preliminary allocation of consideration to net assets acquired, based upon the Kira balance sheet as of the Closing Date, is as follows (in thousands):

(in thousands)	Amount
Assets acquired:
Cash and cash equivalents	$10,685
Mirador receivable	12,000
Material deliverable to Mirador	7,995
Prepaid expenses and other current assets	576
Property and equipment and other non-current assets	384
Liabilities assumed:
Accounts payable, accrued liabilities and other liabilities	(6,291)
Penn change in control fee	(1,500)
Acquired in-process research and development (IPR&D)	125,165
Total consideration transferred	$149,014

The above allocation of the purchase price is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for this asset acquisition upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the Merger will change the allocation of the purchase price. As such, the purchase price allocations for the acquisition are preliminary estimates, which are subject to change.

NOTE 4 — TRANSACTION ACCOUNTING ADJUSTMENTS

The pro forma adjustments included in the “Transaction Accounting Adjustments” column are preliminary and represent the Company’s best estimates based on currently available information and assumptions the Company believes are reasonable.

(A)	To record $124.8 million net proceeds associated with the issuance of Preferred Stock under the Purchase Agreement as follows:

Amount
Gross proceeds from Financing	$132,000
Placement agent fees	(6,980)
Other fees	(191)
Net cash pro forma adjustment	$124,829

(B)	To record the issuance of 4,899,439 shares of Preferred Stock as merger consideration, consisting of (i) 4,644,977 shares issued to former shareholders of Kira and (ii) 254,462 shares issued to holders of Company SAFEs, each valued at the Financing price. This adjustment also reflects the elimination of Kira’s historical equity balances, including common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive income, as part of the acquisition accounting.

(C)	To record the issuance of 5,195,009 shares of Common Stock to former shareholders of Kira as merger consideration, valued at $0.774 per share, representing the closing price of the Company’s Voting Common Stock as reported on the closing date of the Merger.

(D)	To record the expensing of acquired IPR&D at the acquisition date. The acquired programs, KP-104 (anti-C5 x Factor H bifunctional biologic, and KP-701 (anti-CD79B x CD32B bispecific), have no alternative future use and are expensed per ASC 730-10-25-1.

(E)	To record upfront license fee receivable under the Mirador License Agreement

(F)	To record Merger consideration allocable to the Mirador receivable, the material deliverable to Mirador and the Change in Control Fee liability under the Penn License Agreement.

(G)	In connection with the Merger, the Company assumed all outstanding and unexercised Kira equity options, which were converted into options to purchase an aggregate of (i) 392,791 shares of Common Stock and (ii) 351,201 shares of Preferred Stock (collectively, the “Assumed Options”). The closing-date fair value of the Assumed Options was determined using a Black-Scholes valuation model, utilizing the Merger date closing market price of $0.774 per share.

The total closing-date fair value was allocated between (i) the pre-combination service period, which is included as part of the consideration transferred in the amount of approximately $4.8 million, and (ii) the post-combination service period, which will be recognized as stock-based compensation expense under ASC 718 over the remaining vesting periods. The pre-combination service period portion reflects the closing-date fair value multiplied by the ratio of service completed prior to the acquisition date to the total vesting period for each award.

(H)	To record the elimination of Kira SAFEs and historical equity balances, including common stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive income settled or extinguished in conjunction with the Merger.

(I)	In connection with the Merger, the Company entered into the CVR Agreement pursuant to which each holder of Common Stock of record immediately prior to the Closing is entitled to one (1) CVR for each share of Common Stock held. Each CVR entitles the holder to receive a pro-rata portion of $30.0 million if the United States Food and Drug Administration issues a Priority Review Voucher in connection with briquilimab on or prior to December 31, 2028. The aggregate fair value of the CVR obligation at the time of the Closing was $1.9 million, which is recognized as a liability with the dividend recognized to additional paid in capital.

(J)	To record the estimated value of physical samples of antibodies, cell lines used to manufacture antibodies, compounds, drug substance and drug product licensed and deliverable to Mirador under the Mirador License Agreement.

(K)	To record the Change in Control Fee under the Penn License Agreement.

(L)	To record direct acquisition costs (legal, accounting, and advisory fees) not yet reflected in the Company’s historical financial statements as of June 30, 2026.

(M)	No pro forma income tax benefit has been recognized on the net loss generated by the transaction accounting adjustments. The Company maintains a full valuation allowance against its deferred tax assets, as it is not more likely than not that those assets will be realized. Accordingly, no deferred tax benefit arising from the acquired IPR&D charge, transaction costs, CVR distribution, or other pro forma adjustments has been recorded. The effective tax rate on the pro forma combined results is zero for this reason.

(N)	The pro forma basic and diluted loss per share reflect the pro forma net loss for each period presented and assume that all shares of Common Stock and Preferred Stock issued in connection with the Merger and the Financing were outstanding for the entirety of all periods presented.

The Company applies the two-class method of computing loss per share. The Series A Non-Voting Convertible Preferred Stock carries no liquidation preference, participates in dividends only on an as-if-converted basis when dividends are declared on Common Stock, and participates equally with Common Stock on an as-converted basis. Accordingly, the Preferred Stock is treated as a second class of common stock, net loss is allocated proportionally between classes, and loss per share is identical for both classes on a per-common-equivalent basis. The following table sets forth the pro forma adjustment to the weighted-average shares outstanding used in the calculation.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Numerator:
Pro forma comprehensive net loss	$(7,503)	$(207,253)

Denominator:
Common Stock:
Historical Jasper weighted average shares	28,697	19,168
Common Stock issued to Kira shareholders	5,195	5,195
Total weighted average Common Stock	33,879	24,363

Preferred Stock (as-converted to Common Stock equivalents):
Merger consideration	283,344	283,344
SAFE holder settlement	15,522	15,522
Financing	284,014	284,014
Total weighted average Preferred Stock (as-converted)	582,880	582,880

Total weighted average shares (Common + Preferred, as-converted)	616,772	607,243

Pro forma net loss per share (basic and diluted, per common equivalent):	$(0.01)	$(0.34)